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                                                                 Exhibit (8)(ss)

                   SIXTH AMENDMENT TO PARTICIPATION AGREEMENT
             BETWEEN PIMCO VARIABLE INSURANCE TRUST,, ALLIANZ GLOBAL
       INVESTORSTORS DISTRIBUTORS LLC (FORMERLY PA DISTRIBUTORS LLC) AND
                      ML LIFE INSURANCE COMPANY OF NEW YORK

     THIS AMENDMENT, effective as of the 27th day of April, 2007, by and among PIMCO Variable Insurance Trust, a Delaware statutory trust, (the "Trust"), Allianz Global Investors Distributors LLC (formerly PA Distributors LLC), (the "Underwriter"), a Delaware limited liability company and ML Life Insurance Company of New York, a New York life insurance company (the "Company");

                                   WITNESSETH:

     WHEREAS, the Trust, the Underwriter and the Company heretofore entered into a Participation Agreement dated April 3, 2000, as amended (the "Agreement"), with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company; and

     WHEREAS, the Trust, the Underwriter, and the Company desire to amend Schedule A to the Agreement and make changes to Section XI of the Agreement in accordance with the terms of the Agreement.

     NOW, THEREFORE, in consideration of the above premises, the Trust, the Underwriter and the Company hereby agree:

     1.   Amendment.

          (a) Schedule A to the Agreement is amended in its entirety and is replaced by the Schedule A attached hereto;

          (b) Section XI Notices. of the Agreement is hereby amendedby deleting the current contact information for notices to the Company and replacing it with the following:

          If to the Company: Barry G. Skolnick, Esquire
                             Senior Vice President & General Counsel
                             1700 Merrill Lynch Drive, 3rd Floor
                             Pennington, New Jersey 08534

     2. Effectiveness. The Amendment to the Agreement shall be effective as of the date first above written.

     3. Continuation. Except as set forth above, the Agreement shall remain in full force and effective in accordance with its terms.

     4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.

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                     (Signatures located on following page)

     IN WITNESS WHEREOF, the Trust, the Underwriter and the Company have caused the Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

PIMCO VARIABLE INSURANCE TRUST          ML LIFE INSURANCE COMPANY OF NEW YORK


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name: Kirsty Lieberman
      -------------------------------   Title: Vice President & Senior Counsel
Title:                                  Date:
       ------------------------------         ----------------------------------
Date:
      -------------------------------


ALLIANZ GLOBAL INVESTORS DISTRIBUTORS
LLC


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------
Date:
      -------------------------------

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                                   Schedule A

PIMCO VARIABLE INSURANCE TRUST PORTFOLIOS - ADMINISTRATIVE CLASS:
CommodityRealReturn(TM) Strategy PortfolIO
Low Duration
Real Return Portfolio
Total Return Portfolio*

CONTRACTS:
Merrill Lynch Investor Choice-Investor Series, a variable annuity contract Merrill Lynch Retirement Power(SM), a variable annuity contract
Merrill Lynch Legacy Power(SM), a variable life insurance contract
Merrill Lynch Retirement Optimizer(SM), a variable annuity contract Merrill Lynch Retirement Plus(SM), a variable annuity contract

SEGREGATED ASSET ACCOUNTS:
ML of New York Variable Annuity Separate Account A (established August 6, 1991). ML of New York Variable Life Separate Account (established November 16, 1990).

As of April 27, 2007

* This portfolio is offered in all the Contracts listed above. The other Portfolios are not available under every contract listed above.